UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) 3/21/2012

VOLUNTEER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-22473	62-1271025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

210 East Main Street, Rogersville, TN	37857
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (423) 272-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 21, 2012, The Citizens Bank of East Tennessee (“Citizens Bank”), a Tennessee corporation and wholly-owned subsidiary of Volunteer Bancorp, Inc., entered into an agreement to sell approximately $4,800,000 of residential real estate loans to Old Town Bank, a North Carolina corporation. Citizens Bank entered into the agreement to better position its loan portfolio for interest rate changes. The premium on the sale amounted to approximately $202,000. The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Mortgage Loan Participation Sale Agreement and Mortgage Loans Master Participation Certificate and Agreement attached to this Form 8-K as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

99.1	Mortgage Loan Participation Sale Agreement

99.2	Mortgage Loans Participation Certificate and Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volunteer Bancorp, Inc.
(Registrant)

DATE: March 27, 2012	By:	/s/ Benjamin R. Lindley
Benjamin R. Lindley
Chief Financial Officer